LICENSING REPRESENTATIVE AGREEMENT
                                     BETWEEN
                            STAR E MEDIA CORPORATION
                            A Nevada, USA Corporation
                                       AND
                                ESP INTERNATIONAL
                                 UNITED KINGDOM


This Licensing Representative Agreement (the "Agreement") is entered into by and between, Star E Media Corporation a Nevada, United States of America Company located at 27171 Burbank, Lake Forest, California 92610 ("Star E Media"), and ESP International located at 44 Town Street Duffield Derby England DE56 4GD (United Kingdom office) ("Representative"). Star E Media is in the business of developing and or licensing interactive educational software products, CD ROM titles, (the "Product") for sale primarily into Multiple Channels. Repre-sentative owns and operates an independent business for the global distribution of interactive CD-Rom products. Star E Media desires to engage Representative, and Representative desires to undertake the engagement to recruit, establish, and manage a worldwide network of distributors to develop versions of the Products and to sell, market, and distribute such existing or localized versions. Duplication of Star E Media products will be considered on a case by case basis dependent on circumstances of agreement established between Star E Media, Representative and Duplicator.

                   ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

1. TERRITORY AND PRODUCTS. Star E Media engages Representative as an independent licensing representative of Star E Media to recruit, establish, and manage distributors in all geographic areas as shown in ATTACHMENT "A" to develop localized versions of the Product (the "Licensed Products") and to sell, market, and distribute Licensed Products.

2. EXCLUSIVITY. During the term of this Agreement Star E Media will not appoint another licensing representative to recruit distributors in the Territory.

3. RELATIONSHIP BETWEEN THE PARTIES. Representative will, subject to the provisions of this Agreement, have full discretion as to the manner and timing of the performance of his duties and obligations under this Agreement, and will in all respects operate independently of Star E Media as an independent contractor. Nothing contained in this Agreement will be construed as estab-lishing an employer/employee, partnership, agency, brokerage, or joint venture relationship between Representative and Star E Media. Representative will bear, and promptly pay as and when due, all expenses relating to the performance of Representative's duties or the conduct of Representative's business ("Expenses") including salaries and commissions of his employees, rent and travel expenses, lodging and trade show expenses, advertising or marketing expenses, insurance, assessments and taxes of every kind. Star E Media will not reimburse or pay for any of Representative's Expenses. Representative has agreed with Star E Media to receive a monthly payment of US$3,000, during the first three months of this agreement increasing to $5,000 USD per month for the next three months, increasing then to $7,500 USD per month for the next three months and then rising to $10,000 per month, this payment to be paid by Star E Media during the term of this agreement only in respect of sales of the School Zone brand of software licensed by Star E Media for sales in Spanish and Arabic language.

4. REPRESENTATIVE'S OBLIGATIONS. Representative will have the following obligations:

       (a) GENERAL DUTIES. Representative will use his good faith and commercial best efforts, including the incurring of all customary and reasonable expense, to promote, recruit, establish and manage distributors in the Territory, and to fulfill all of Representative's other obligations under this Agreement, in such a fashion as to maximize Star E Media Territory-wide royalties and license fees, while maintaining and assuring the quality of the distribution network and of the Licensed Products, and control of the Trademarks (as defined below). In particular, but without limitation, Representative will deal promptly with distributor inquiries, establish and maintain a level of license and distribution that represents reasonable growth of the license and distribution of Licensed Products throughout the Territory and refrain from preferential treatment or attention to Representative's other products or businesses to detriment of the promotion of Licensed Products. Representative may offer, promote or distribute other products that do not compete with the Products of Star E Media, or any Licensed Products derived therefrom.

       (b) ESTABLISHING DISTRIBUTORS. Representative will recruit distri-butors to enter into distribution agreements with Star E Media on such terms and conditions as Star E Media may direct or approve (the "Distribution Agreement"). Representative will assist as requested by Star E Media in negotiating Distribution Agreements. Distributors and Distribution Agreements will, however, be approved or rejected by Star E Media in its sole discretion. Representative will consult with Star E Media as to any proposed revisions to Star E Media standard distribution agreement terms and conditions prior to negotiating as to the same with any potential distributor. Star E Media will determine in its sole discretion the royalties, license fees, and other terms and conditions of Distribution Agreements.

       (c) MANAGING DISTRIBUTOR RELATIONS. Representative will manage the relations with the distributors in the Territory. Representative's management obligations will include: (i) regular communication and visits with the distributors; (ii) assistance with the collection of royalties and license fees;
(iii) monitoring of the distributor service quality; and (iv) documentation of any failure to meet quality standards and any breaches of the Distribution Agreements.

       (d) CONDUCT. Representative will at all times conduct his business consistent with applicable laws and good business practices. Representative represents and agrees that neither he nor any of his employees, representatives or agents have offered, given, promised to give, or authorized giving, and neither he nor any of his employees, representatives or agents will offer, give, promise to give, or authorize giving, directly or indirectly, any money or anything else of value to any government official, political party, political official, or candidate for political office in connection with their activities under this Agreement.

       (e) NOTICE OF COMPLAINTS OF INFRINGEMENTS. Representative will promptly notify Star E Media of any claims, complaints, litigation, admini-strative proceeding or governmental inquiry or action, or circumstance reasonably likely to cause any of the same, concerning the Products or any Licensed Products, or constituting any infringement of Star E Media Intellectual Property (as defined below) or any claimed infringement by the Products or Licensed Products of any third party's intellectual property. Representative will fully cooperate with Star E Media in the investigation, handling, and resolution of any dispute. Star E Media will reimburse Representative for the expenses incurred as a result of such cooperation.

5. STAR E MEDIA'S OBLIGATIONS. Star E Media will have the following obligations:

       (a) COMMISSIONS. During the term of this Agreement, Star E Media will pay Representative commissions on the following terms:

'Representative' will receive 25% commission on all royalties received during year one, and for all subsequent periods of this Agreement.

"Net Commissionable Royalties" means 100% of the US dollar amount of total royalties and licensee fees actually collected and received by Star E Media under Distribution Agreements procured by Representative in the Territory, net of any bank fees and other expenses of currency exchange and collection, taxes, duties, or other government fees and charges withheld at source, or amounts paid or credited upon any claims by distributors.

       (b) REFUNDS AND ADJUSTMENTS. If Star E Media has already paid Representative a commission with respect to any adjusted or refunded royalties, Star E Media will reduce Representative's commission payments due in the month following the adjustment by the amount of any royalty adjustment or refund.

       (c) TIMING OF PAYMENT. Star E Media will pay the agreed upon monthly fee (on or before the 14th day of each month). Star E Media will pay commissions to Representative on a monthly basis (on or before the 14th day of each month) based on the Net Commissionable Royalties collected and received by Star E Media during the preceding month. Less any amounts previously paid to Representative, as an 'Advance.'

6.     INTELLECTUAL  PROPERTY.

       (a) OWNERSHIP OF INTELLECTUAL PROPERTY. Representative acknowledges and agrees that all intellectual property rights in the Products, and in any Licensed Products derived therefrom, including all copyrights, patents and trademarks, are owned or licensed by Star E Media (the "Intellectual Property"). Representative will not obtain any rights in the Intellectual Property other than is expressly granted by this Agreement. Representative will not at any time apply for or obtain, in his own name as owner, the registration of any Intellectual Property in any country or do any other act that might in any way impair the rights of Star E Media in and to the Intellectual Property. Representative agrees to cooperate with Star E Media in any way, including executing any documents or providing any information, Star E Media deems necessary to register or otherwise protect the Intellectual Property in any country.

       (b) GRANT OF LICENSE IN TRADEMARKS. Subject to the provisions hereof, Star E Media extends to Representative, during the term of this Agreement, a limited, revocable, nonexclusive, nontransferable right and license to use the trademarks owned or licensed by Star E Media listed on ATTACHMENT "B" (the "Trademarks"), solely in connection with promoting the Products and recruiting distributors in the Territory. Star E Media reserves the right to add to, change or discontinue the use of any Trademark at any time. Any and all goodwill accruing from Representative's use of the Trademarks will inure to the sole and exclusive benefit of Star E Media Representative hereby assigns and transfers to Star E Media all trademarks and trademark rights created by such uses of the Trademarks, together with the goodwill of the business in connection with which such Trademarks are used.

       (c) MANNER OF USE OF TRADEMARKS. Representatives will not make any use of any Trademark without Star E Media's express prior written approval. Prior to initiating any use of any Trademark, Representative will submit the proposed use to Star E Media for approval. Approval or disapproval of any proposed use will be within the sole discretion of Star E Media. Star E Media reserves the right to revoke any previously given approval for any use of any or all of the Trademarks.

7.     TERM,  TERMINATION  AND  DEFAULT.

       (a) TERM. The term of this Agreement will be three (3) years commencing June 1st 2002. After the initial term of this Agreement, this Agreement will be renewed automatically for successive one-year terms on each anniversary of the date of signing unless (i) at least 90 days before the end of any term, either party gives written notice to the other of the party's intention not to renew the Agreement or (ii) the Agreement is terminated as provided in subsection 7(b) below. This contract will be subject to ESP International fulfilling minimum sales and royalty income as set out in ATTACHMENT "C".

       (b) TERMINATION. Star E Media may, at Star E Media's option, immediately terminate this Agreement without notice to Representative upon the occurrence of any of the following events:

               (i) BREACH. If Representative commits any breach of this Agreement and the breach continues for 30 days after notice is given to Representative.

               (ii) DEATH, DISABILITY OR INSOLVENCY. If Representative or any entity owned or controlled by Representative which is involved in promoting or recruiting distributors for the Product, liquidates, dissolves, becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors.

               (iii) QUESTIONABLE ACTIVITIES. If Representative engages in unlawful activities or otherwise conducts Representative's business in a manner that creates a risk of liability on the part of Star E Media or that reflects adversely on Star E Media's reputation, the Products, or the Trademarks.

       (c) COMMISSION PAYMENTS UPON TERMINATION. Upon termination of this Agreement, Star E Media will pay to Representative any commission due for Net Commissionable Royalties collected and received during the period of termination, after which time Representative will have no further or continuing right to commissions under this Agreement. Representative will have no other claim to commissions or other compensation hereunder, whether on theory of procuring cause or otherwise.

8. CONFIDENTIALITY. Representative recognizes that during the course of his work with Star E Media, Representative and his employees, representatives, or agents may have occasion to conceive, create, develop, review or receive information that is considered by Star E Media to be confidential or proprietary including information relating to the Products, including inventions, patent, trademark and copyright applications, improvements, know-how, specifications, drawings, cost date, process flow diagrams, customer and supplier lists, ideas and/ or any other written material referring to same (the "Confidential Information"). Both during the term of this Agreement and thereafter, Representative agrees to maintain in confidence such Confidential Information. Representative further agrees to use all reasonable precautions to ensure that all such Confidential Information is properly protected and kept from unauthorized persons or disclosure. Representative agrees that he will not, without first obtaining the prior written permission of Star E Media do any of the following:

       (a) Directly or indirectly utilize such Confidential Information in his own business;

       (b) Manufacture and/or sell any product that is based in while or in part on such Confidential Information; or

       (c)     Disclose  such  Confidential  Information  to any third party.

Representative will have each of his employees, representatives and agents agree to be bound by the provisions of this section. Upon termination of this Agreement, Representative will return to Star E Media all items relating to the Products, the Trademarks and all Confidential Information, regardless of media, and will retain no copies of or extracts from the same.

9. TRANSFER OR ASSIGNMENT. This Agreement may not be assigned or trans-ferred, either expressly or by operation of law, by either party, to any other person or body, without prior written consent from the other party.

10. GOVERNING LAW. This Agreement will be governed by and interpreted according to the laws of the United States of America, Orange County, California. All disputes hereunder will be resolved in the applicable authority. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

11. NOTICES. Any notice required to be given pursuant to this Agreement will be in writing and mailed by certified or registered mail, return receipt requested or sent by facsimile, electronic transmission, courier or a national overnight express service to the addresses listed in this Agreement.

12. AGREEMENT BINDING SUCCESSORS. This Agreement will be binding on and will inure to the benefit of the parties hereto, and their heirs, administrators, successors, and permitted assigns.

13. WAIVER. No waiver by either party of any default will be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

14. INTEGRATION; AMENDMENT. This Agreement constitutes the entire under-standing of the parties, and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It will not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement will take precedence over any other documents that may be in conflict therewith.

15. COUNTERPARTS. This Agreement may be executed in one or more counter-parts, each of which will be an original, and such counterparts will together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have signed this Licensing Representative Agreement as of the date set forth below their respective signatures.

ESP  INTERNATIONAL


By  /s/  Mike Gaunt
  -----------------
  Mike Gaunt, Chairman & CEO

Date:  06/21/02
       --------


STAR  E  MEDIA  CORPORATION


By  /s/  E.G. Abbadessa
  ---------------------
  E.G. Abbadessa, President

Date:  06/21/02
       --------

                                 ACKNOWLEDGEMENT

Representative acknowledges receipt of an executed copy of this Licensing Representative Agreement.

Date:     06/21/02                         /s/  Mike  Gaunt
          --------                         ----------------

                           ATTACHMENT "A" -- TERRITORY
                           ---------------------------

World-wide distribution I all authorized Star E Media territories excluding all Arab speaking nations.

                          ATTACHMENT "B" -- TRADEMARKS
                          ----------------------------

                                     ------
                       ATTACHMENT "C" -- SALES COMMITMENT
                       ----------------------------------


                          Minimum World-wide Units Sold



            Language     2002        2003        2004         2005
            --------     ----        ----        ----         ----
            Spanish     200,000     545,000     750,000     1,000,000
            -------     -------     -------     -------     ---------
             Arabic      20,000     100,000     200,000       250,000

                       ATTACHMENT "D" -- TITLES AUTHORIZED
                       -----------------------------------

                                  ARABIC TITLES

I Spy Junior
I'm Ready for Kindergarten: Huggley's Turtle Rescue
I Spy Spooky Mansion
Usborne's Animated First Thousand Words
Math Shop Deluxe
I'm Ready for Kindergarten: Huggley's Sleep Over
I Spy Classic
Clifford Reading
Clifford Thinking Adventure
I Spy Junior Puppet Playhouse
Math 2
Reading Readiness K-1
Does it Belong? Preschool
Spelling Puzzles 1
Math 1
Math 3
Beginning Sounds Preschool
Shapes Preschool
Transition Math K-1
Beginning Reading Jog, Frog, Jog K-1
Beginning Reading A different Tune 1-1
Thinking Skills Preschool
Alphabet K
Beginning Reading Beep, Beep! K-2
Beginning Reading The Big Race 1-2
Multiplication & Division 305
Phonics 2-3
Jumpstart 1st Grade
Jumpstart 2nd Grade
Jumpstart 3rd Grade
Jumpstart Pre-Kindergarten
Jumpstart Kindergarten
Jumpstart Toddlers
Jumpstart Preschool

                       ATTACHMENT "D" -- TITLES AUTHORIZED
                       -----------------------------------

                                 SPANISH TITLES

I Spy Junior
I'm Ready for Kindergarten: Huggley's Turtle Rescue
I Spy Spooky Mansion
Usborne's Animated First Thousand Words
Math Shop Deluxe
I'm Ready for Kindergarten: Huggley's Sleep Over
I Spy Classic
Clifford Reading
Clifford Thinking Adventure
I Spy Junior Puppet Playhouse
Math 2
Reading Readiness K-1
Does it Belong? Preschool
Spelling Puzzles 1
Math 1
Math 3
Beginning Sounds Preschool
Shapes Preschool
Transition Math K-1
Beginning Reading Jog, Frog, Jog K-1
Beginning Reading A different Tune 1-1
Thinking Skills Preschool
Alphabet K
Beginning Reading Beep, Beep! K-2
Beginning Reading The Big Race 1-2
Multiplication & Division 305
Phonics 2-3